EXHIBIT 23.1



                         Consent of Independent Auditors


We hereby consent to the use in Amendment No. 2 of Registration of Securities by a Small-Business Issuer ("Form SB-2") of our report dated January 17, 2003 on the consolidated financial statements of NES Worldwide, Inc. and Subsidiary at September 30, 2002 and for the period from July 17, 2002 (date of inception) through September 30, 2002 which appears in such Form SB-2. We also consent to the reference to us under the headings "Experts" in such Form SB-2.


/s/  Rogoff  &  Company,  P.C.

New  York,  New  York
March  24,  2004


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